<Page 27>

                         VIAVID BROADCASTING INC.
                      (A Development Stage Company)


                    CONSOLIDATED FINANCIAL STATEMENTS
                  (Expressed in United States Dollars)


                             MARCH 31, 1999

<Page 28>

                                                A Partnership of
Davidson & Company  Chartered Accountants       Incorporated
                                                Professionals


                      INDEPENDENT AUDITORS' REPORT



To the Shareholders of
Viavid Broadcasting Inc.
(A Development Stage Company)


We have audited the consolidated balance sheets of ViaVid Broadcasting Inc. as at March 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999 and the results of its operations and the changes in its shareholders' equity and cash flows for the period from incorporation on January 20, 1999 to March 31, 1999 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that ViaVid Broadcasting Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's loss from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the company attains future profitable operations and/or obtains additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.



                                     /S/  Davidson & Company

                                          Chartered Accountants

Vancouver, Canada

May 3, 1999

               A Member of Accounting Group International
Suite 1270, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
             Pacific Centre, Vancouver, B.C., Canada V7Y 1C6
               Telephone (604) 687-0947  Fax (604) 687-6172

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VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
(Expressed in United States Dollars)
AS AT MARCH 31, 1999

--------------------------------------------------------------------
ASSETS

Current
      Cash                                                $ 163,406
      Accounts Receivable                                     6,841
                                                          ---------
                                                            170,247

Capital assets (Note 4)                                      17,510
                                                          ---------
                                                          $ 187,757
--------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current
      Accounts payable and accrued liabilities            $   6,866
	Due to related parties (Note 5)                         8,459
                                                          ---------
                                                             15,325
                                                          ---------
Shareholders' equity
      Capital stock
        Authorized
          25,000,000 common shares with a par value of
          $0.001 per share
        Allotted but not issued
          5,884,000 common shares                            5,884
        Additional paid-in capital                         238,216
        Deficit accumulated during the development stage   (71,668)
                                                          ---------
                                                           172,432
                                                          ---------
                                                         $ 187,757
--------------------------------------------------------------------
Nature and continuance of operations (Note 1)

On behalf of the Board:


/S/ Brian Kathler  Director                 /S/ Paul Watkins  Director


The accompanying notes are an integral part of these consolidated financial statements.

<Page 30>


VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999

--------------------------------------------------------------------
REVENUE                                                  $  3,436
                                                          ---------

EXPENSES
      Consulting                                           36,814
      Depreciation                                          8,049
      Office and miscellaneous                              7,109
      Professional fees                                     9,931
      Rent                                                  7,798
      Salary and benefits                                   4,289
      Telephone                                             1,114
                                                          ---------
                                                           75,104
                                                          ---------
Loss for the period                                     $ (71,668)
--------------------------------------------------------------------

Loss per share                                            $ (0.01)
--------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

<Page 31>

VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999

--------------------------------------------------------------------

                                                   Deficit
                     Common Stock                Accumulated
                  -----------------  Additional  During the
                   Number              Paid-in   Development
                  of shares  Amount    Capital     Stage       Total
--------------------------------------------------------------------

Allotted shares
  for acquisition
  (Note 3)        5,100,000  $ 5,100   $	     -   $     -  $ 5,100

Allotted shares
  for cash at
  $0.01 per share   500,000      500       4,500         -    5,000

Allotted shares
  for cash at
  $0.50 per share   100,000      100    	49,900         -   50,000

Allotted shares
  for cash at
  $1.00 per share   184,000      184     183,816         -  184,000

Loss for the
  Period                  -        -           -   (71,668) (71,668)
                  ---------  --------  --------- --------- ---------
Balance at
  March 31, 1999 	5,884,000  $ 5,884   $ 238,216 $ (71,668)$172,432
--------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

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VIAVID BROADCASTING INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 20, 1999 TO MARCH 31, 1999
--------------------------------------------------------------------

CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
      Loss for the period                                  $ (71,668)
      Items not affecting cash
          Depreciation                                         2,614
          Write-down of goodwill                               5,435

Changes in non-cash working capital items
      Increase in accounts receivable                         (6,841)
      Increase in accounts payable                             6,866
                                                            ---------
Net cash used in operating activities                        (63,594)
                                                            ---------

INVESTING ACTIVITIES
      Acquisition of capital assets                          (20,124)
      Acquisition of subsidiary                                 (335)
                                                            ---------
      Net cash used in investing activities                  (20,459)
                                                            ---------

FINANCING ACTIVITIES
      Proceeds from allotted shares                          239,000
      Loans from related parties                               8,459
                                                            ---------
      Net cash provided by financing activities              247,459
                                                            ---------

Cash, end of period                                        $ 163,406
--------------------------------------------------------------------

Supplemental disclosure for non-cash operating,
investing, and financing activities
      Allotted shares for purchase of subsidiary            $ 5,100
      Cash paid during the period for interest                    -
      Cash paid during the period for income taxes                -

--------------------------------------------------------------------

The accompanying notes are an integral part of these consolidated financial statements.

<Page 33>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999


1.    NATURE AND CONTINUANCE OF OPERATIONS

      ViaVid Broadcasting Inc., a Nevada corporation, was incorporated on January 20, 1999. On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp., a Canadian company operating in Vancouver, British Columbia, Canada.

      The Company was incorporated in order to create a global internet video broadcasting company that offers a network of video services utilizing streaming video technology. The Company has developed the ViaVid Investment News Channel, a site geared to take maximum advantage of advertising revenue while broadcasting its news.

      The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a loss of $71,668 for the period from inception to March 31, 1999. The Company has raised, during the period, equity financing of $239,000 and is currently seeking to raise additional equity financing for the required capital to continue in existence and to achieve profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


2.    SIGNIFICANT ACCOUNTING POLICIES

      In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

      Principles of consolidation

      These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, ViaVid Broadcasting Corp. All significant inter-company balances and transactions have been eliminated.

      Capital assets

      Capital assets are recorded at cost and are depreciated over their useful lives on the declining balance method at the following rates:

      Computer equipment                            30%
      Office furniture                              20%
      Telephone and video equipment                 20%

      Financial instruments

      The Company's financial instruments consist of cash, accounts receivable, accounts payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

<Page 34>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999



2.    SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

      Revenue recognition

      Revenue is recognized once the filming and editing has been completed.

      Foreign currency translation

      Financial statements of the Company's foreign subsidiary are translated using the temporal method whereby all monetary assets and liabilities are translated into U.S. dollars at the rate of exchange at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Income and expenses are translated at rates which approximate those in effect on transactions dates. Gains and losses arising from restatement of foreign currency monetary assets and liabilities at each period end are included in earnings.

      Loss per share

      Loss per share is calculated using the weighted average number of shares allotted during the period.

      Segmented information

      The Company conducts substantially all of its operations in Canada in one business segment.


3.    ACQUISITION OF VIAVID BROADCASTING CORP.

      On January 27, 1999, the Company completed the acquisition of ViaVid Broadcasting Corp. ("VBC"), an associated company having common directors and officers. VBC is a Canadian company incorporated under the laws of British Columbia on July 26, 1994. VBC was inactive from incorporation until October 30, 1998 when it changed its name from 477504 British Columbia Ltd. to ViaVid Broadcasting Corp.

      The Company acquired VBC pursuant to a share exchange agreement whereby the Company agreed to issue 5,100,000 common shares to the shareholders of VBC in exchange for their 3,000 common
shares. The Company has accounted for this transaction under the pooling of interests. For accounting purposes under a pooling of interests, the financial statements of the Company and its subsidiary are deemed to have been combined for the prior and
current accounting periods.   As of the date of acquisition, the
Company and VBC held no assets and had no liabilities.


4.    CAPITAL ASSETS
--------------------------------------------------------------------
                                      Accumulated      Net
                        Cost          Depreciation  Book Value
--------------------------------------------------------------------
Computer equipment      $ 12,034      $ 1,805       $ 10,229
Office furniture           5,503          550          4,953
Telephone and video
  Equipment                2,587          259          2,328
                        --------      -------       --------
                        $ 20,124      $ 2,614       $ 17,510
--------------------------------------------------------------------
<Page 35>

VIAVID BROADCASTING INC.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 1999


4.    CAPITAL ASSETS (cont'd...)

      Stock options and warrants

      There are no options or warrants to purchase common shares outstanding at March 31, 1999.


5.    RELATED PARTY TRANSACTIONS

      During the period, the Company entered into the following transactions with related parties:

      a)    Paid consulting fees as follows:

            * $20,074 to two directors of the Company
            * $6,574 to an officer of the Company
            * $1,673 to a director of the subsidiary

      b)    Paid salary of $4,015 to an officer of the Company.

      c) The Company purchased from three directors, computer equipment totalling $4,410. These same directors advanced loans to the Company of $4,049.


6.    INCOME TAXES

      The Canadian operating loss for the period to date of $71,668, may be carried forward and applied against taxable income in future years. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements.


7.    UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

      The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may incorrectly recognize the year 2000 as some other date, resulting in errors.  The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business
operations.   It is not possible to be certain that all aspects
of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.